PERMA-FIX ENVIRONMENTAL SERVICES, INC.
                  1940 N.W. 67th Place, Suite A
                   Gainesville, Florida  32653

                     NOTICE OF ANNUAL MEETING
                     To Be Held May 20, 1998



To the Stockholders of Perma-Fix Environmental Services, Inc.:

Notice is hereby given that the 1998 Annual Meeting of Stockholders (the "Meeting") of Perma-Fix Environmental Services, Inc. (the "Company") will be held at the offices of Perma-Fix Environmental Services, Inc., 1940 N.W. 67th Place, Gainesville, Florida 32653, Wednesday, May 20, 1998, at 2:00 p.m. (EST), for the following purposes:

     1.   To elect four (4) Directors to serve until the next
          Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

     2. To ratify the appointment of BDO Seidman, LLP as the independent auditors of the Company for fiscal
          1998;

     3.   To approve the Fourth Amendment to the Company's
          1992 Outside Directors Stock Option and Incentive
          Plan; and

     4. To transact such other business as may properly come before the meeting and at any adjournments thereof.

Only stockholders of record at the close of business on April 6, 1998, will be entitled to notice of, and to vote at, the Meeting and at any adjournments thereof.

Perma-Fix Environmental Services, Inc.'s Annual Report for 1997 is enclosed for your convenience.

                              By Order of the Board of Directors



                              Richard T. Kelecy
                              Secretary

Gainesville, Florida
April 20, 1998

Please complete, date, sign and return the accompanying Proxy whether or not you plan to attend the meeting in person. The enclosed return envelope requires no additional postage if mailed in the United States. If a stockholder decides to attend the meeting, he or she may, if so desired, revoke the Proxy and vote in person.

              PERMA-FIX ENVIRONMENTAL SERVICES, INC.
                  1940 N.W. 67th Place, Suite A
                   Gainesville, Florida  32653

                         PROXY STATEMENT
                             FOR THE
               1998 ANNUAL MEETING OF STOCKHOLDERS


Solicitation

This Proxy Statement is furnished to the holders of the Common Stock (the "Common Stock") of Perma-Fix Environmental Services, Inc. (the "Company") in connection with the solicitation on behalf of the Board of Directors of the Company (the "Board of Directors" or the "Board") of proxies to be used in voting at the 1998 Annual Meeting of Stockholders to be held at the offices of the Company, 1940 N. W. 67th Place, Gainesville, Florida 32653, on Wednesday, May 20, 1998, at 2:00 p.m. (EST), and any adjournments thereof (the "Meeting"). The Company will pay the cost of preparing, printing, assembling and mailing this Proxy Statement and the Proxy Card and all of the costs of the solicitation of the proxies, if necessary. In addition to solicitation by use of the mail, certain officers and employees of the Company may without receiving additional compensation therefor, solicit the return of proxies by telephone, telegram or personal interview. The Company has requested that brokerage houses and custodians, nominees and fiduciaries forward soliciting materials to their principals, the beneficial owners of Common Stock and has agreed to reimburse them for reasonable out-of-pocket expenses in connection therewith.

Revocation of Proxy

The enclosed proxy is for use at the Meeting if the stockholder will not be able to attend in person. Any stockholder who executes a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date. A proxy may also be revoked by any stockholder present at the Meeting who expresses a desire to vote his shares in person.

Mailing of Proxy Statement and Proxy Card

The Notice of Annual Meeting of Stockholders, this Proxy Statement and the accompanying Proxy Card were first mailed to stockholders on or about April 20, 1998.

Record Date and Voting Securities

Only the holders of Common Stock of record at the close of business on April 6, 1998 (the "Record Date"), will have the right to receive notice of, and be entitled to vote at, the Meeting. At the close of business on the Record Date, 11,867,898 shares (excluding 920,000 treasury shares) of Common Stock were issued and outstanding. Each stockholder of record, as of the Record Date, is entitled to one vote for each share of Common Stock that the stockholder owned as of the Record Date on each matter to be voted upon at the Meeting. A majority of all of the outstanding shares of Common Stock entitled to notice of, and to vote at, the Meeting, represented in person or by proxy will constitute a quorum for the holding of the Meeting. The failure of a quorum to be represented at the Meeting will necessitate adjournment and will subject the Company to additional expense.

Pursuant to the General Corporation Law of the State of Delaware, only votes cast "FOR" a matter constitute affirmative votes, except proxies in which the stockholder fails to make a specification as to whether he votes "FOR", "AGAINST", "ABSTAINS" or "WITHHOLDS" as to a particular matter shall be considered as a vote "For" that matter. Votes will be tabulated by an inspector of election appointed by the Board of Directors. Votes in which the stockholder specified that he is "WITHHOLDING" or "ABSTAINING" from voting are counted for quorum purposes. Abstentions and broker non-votes are not considered as votes "For" a particular matter.

                PROPOSAL 1 - ELECTION OF DIRECTORS

The Company's Certificate of Incorporation provides that the Board of Directors shall hold office until the next annual meeting of stockholders and their successors have been elected and qualified or until their earlier resignation or removal. Successors to those Directors whose terms have expired are required to be elected by stockholder vote. Vacancies for an unexpired term and any additional positions created by Board of Directors' action are filled by the existing Board of Directors.

The Company's Bylaws provide that the number of directors of the Company (the "Directors") shall be at least three (3), and that the number of Directors may be increased or decreased by action of the Board. The Board of Directors currently has determined that the number of Directors shall be four (4).

At the Meeting, four (4) Directors are to be elected to serve until the next annual meeting of the stockholders and until their respective successors are elected and qualified. Dr. Centofanti and Messrs. Gorlin, Zwecker, and Colin are presently serving as Directors of the Company and have been nominated for reelection to the Board of Directors. Shares represented by the enclosed proxy will be voted "FOR" the election as Directors of the four (4) nominees named below unless authority is withheld. The proxies cannot be voted for a greater number of persons than the number of nominees named herein.

Although there is no formal procedure for stockholders to recommend nominees for the Board of Directors, the Nominating Committee will consider such recommendations if received one hundred twenty (120) days in advance of the Annual Meeting of Stockholders. Such recommendations should be addressed to the Nominating Committee at the address of the Company and provide all information relating to such person that the stockholder desires to nominate that is required to be disclosed in solicitation of proxies pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended ("Exchange Act").

Nominees

The following sets forth, as of the date hereof, information concerning the four (4) nominees for election as Directors of the
Company:

                               Principal Occupation and
Director/Nominee                  Other Information
________________              ________________________
Dr. Louis F. Centofanti,      Lou Centofanti has served as Chair-
Chairman of the Board         man of the Board of the Company
and Director since 1991,      since he joined the Company in
Age: 54                       February 1991.  Dr. Centofanti also
                              served as President and  Chief
                              Executive Officer of the Company
                              from February 1991 until September
                              1995, and again  in March 1996, was
                              elected to serve as President and
                              Chief Executive Officer of the
                              Company and continues as Chairman of
                              the Board.  From 1985 until joining
                              the  Company, Dr. Centofanti served
                              as Senior Vice President of USPCI,
                              Inc. ("USPCI"), a large hazardous
                              waste  management company, where he
                              was responsible for managing the
                              treatment,  reclamation and
                              technical groups within USPCI.  In
                              1981, he founded PPM, Inc., a
                              hazardous waste management company
                              specializing in the treatment of PCB
                              contaminated oils.  From 1978 to
                              1981,  Dr. Centofanti served as
                              Regional Administrator of the
                              Department of Energy for the
                              southeastern region of the United
                              States.  Dr. Centofanti has a Ph.D.
                              and a M.S. in Chemistry from the
                              University of Michigan, and a B.S.
                              in Chemistry from Youngstown State
                              University.

                             2

Mark A. Zwecker,              Mark Zwecker has served as a
Director since                Director of the Company since its
1991,                         Inception in January 1991.  Mr.
Age: 47                       Zwecker is currently Vice President
                              of Finance and Administration for
                              American Combustion, Inc., a
                              position he has held since 1986.
                              In 1983, Mr. Zwecker participated as
                              a founder with Dr. Centofanti in the
                              start up of PPM, Inc.  He remained
                              with PPM, Inc. until its acquisition
                              in 1985 by USPCI.  Mr. Zwecker has a
                              B.S. in Industrial and Systems
                              Engineering from the Georgia
                              Institute of Technology and an
                              M.B.A. from Harvard University.

Steve Gorlin,                 Steve Gorlin has served as a
Director since                Director of the Company since its
1991,                         inception in January 1991.  Over
Age: 60                       The past 25 years he has founded
                              several biotechnology and
                              pharmaceutical companies, including
                              Hycor Biomedical, Inc., Theregenics
                              Corporation, CytRx Corporation, and
                              Medicis Corporation, which are
                              public companies, and SeaLite
                              Sciences, Inc., which is a private
                              company.  Mr. Gorlin founded and
                              served as Chairman of the Board of
                              EntreMed, Inc., a public company,
                              from its inception in 1991 until
                              December 1995.  He is a member of
                              the Board of Directors of Advanced
                              Aerodynamic & Structures, Inc., a
                              publicly traded manufacturing firm.
                              Mr. Gorlin also established the
                              Touch Foundation, a non-profit
                              organization for the blind.

Jon Colin,                    Jon Colin has served as a Director
Director since                Of the Company since December 1996.
1996,                         He is a financial consultant for a
Age: 42                       variety of technology-based
                              companies.  From 1990 to 1996,
                              Mr. Colin served as President and
                              Chief Executive Officer for
                              Environmental Services of America,
                              Inc.,  a publicly traded
                              environmental services company.
                              Mr. Colin has a B.S. degree in
                              Accounting from the University of
                              Maryland.

Approval of each nominee for election to the Board of Directors will require the affirmative vote of a plurality of the votes cast by the holders of the Common Stock of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE FOUR (4) NOMINEES AS DIRECTORS OF THE COMPANY.

Committees and Meetings of the Board of Directors

During 1997, the Board of Directors held five (5) meetings. No Director attended fewer than seventy-five percent (75%) of the aggregate number of meetings held by the Board of Directors and the committees on which he served during 1997. The Board of Directors has an Audit Committee, a Compensation and Stock Option Committee and a Nominating Committee.

The Audit Committee reviews proposals of the Company's independent auditors regarding annual audits, recommends the engagement or discharge of auditors, reviews recommendations of such auditors concerning accounting principles and the adequacy of internal controls and accounting procedures and practices, reviews the scope of the annual audit, approves or disapproves each professional service or type of service other than standard auditing services to be provided by the auditors, and reviews and discusses the audited financial statements with the auditors. The members of the Audit Committee during 1997 were Mark Zwecker and Jon Colin. The Audit Committee held one (1) meeting in 1997.

The Compensation and Stock Option Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company and reviews general policy matters relating to compensation and benefits of employees of the Company. The members of the Compensation and Stock Option Committee during 1997 were Mark Zwecker and Steve Gorlin. The Compensation and Stock Option Committee held two (2) meetings in 1997.

The Nominating Committee recommends to the Board of Directors the nominees for election as Directors of the Company. Members of the Nominating Committee are Steve Gorlin and Mark Zwecker. The
Nominating Committee held one (1) meeting in 1997.

Compensation of Directors

In 1997, the Company paid its outside director's fees based on monthly payments of $1,000 for each month of service, resulting in the three outside directors of the Company earning annual director's fees in the total amount of $36,000. Subject to the election of each director, either sixty-five percent (65%) or one hundred percent (100%) of each director's fee is payable, in shares of Common Stock of the Company based on seventy-five percent (75%) of the fair market value of the Common Stock determined on the business day immediately preceding the date that the fee is due. The balance of each director fee, if any, is payable in cash. The aggregate amount of accrued director's fees paid during 1997 to the three outside directors (Messrs. Colin, Gorlin and Zwecker) were as follows: $79,150 was paid by the issuance of 61,854 shares of Common Stock and approximately $11,000 was paid in cash, which included all balance forward amounts from 1996. The Company also paid $23,000 of accrued directors fees to certain previous directors during 1997, through the issuance of 8,639 shares of Common Stock and approximately $2,000 in cash. Reimbursement of expenses for attending meetings of the Board are paid in cash at
the time of the applicable Board meeting.   The outside directors
do not receive additional compensation for committee participation or special assignments except for reimbursement of expenses. The Company does not compensate the directors that also serve as officers or employees of the Company or its subsidiaries for their service as directors.

In September 1996, the Company issued a warrant ("Gorlin Warrant") to Steve Gorlin, a Director of the Company, for services rendered, other than those rendered as a Director, to the Company. The Gorlin Warrant allows the holder to purchase 200,000 shares of Common Stock of the Company for $1.75 per share from January 1, 1997, until September 15, 1999. The Gorlin Warrant is subject to certain antidilution provisions.

The Company believes that it is important for directors to have a personal interest in the success and growth of the Company and for their interests to be aligned with those of its stockholders. Therefore, under the Company's 1992 Outside Directors Stock Option and Incentive Plan ("Outside Directors Plan"), each outside director is granted an option to purchase up to 15,000 shares of Common Stock on the date such director is initially elected to the Board of Directors and receives on an annual basis an option to purchase up to another 5,000 shares of Common Stock, with the exercise price being the fair market value of the Common Stock on the date that the option is granted. No option granted under the Outside Directors Plan is exercisable until after the expiration of six months from the date the option is granted and no option shall be exercisable after the expiration of ten (10) years from the date the option is granted. As of December 31, 1996, options to purchase 145,000 shares of Common Stock had been granted under the Outside Directors Plan. During 1997, the Company granted options to purchase 15,000 shares of Common Stock under the Outside Directors Plan, excluding the above referenced shares issued in payment of directors fees.

The Outside Directors Plan also provides that each eligible director shall receive, at such eligible director's option, either sixty-five percent (65%) or one hundred percent (100%) of the fee payable to such director for services rendered to the Company as a member of the Board in Common Stock. In either case, the number of shares of Common Stock of the Company issuable to the eligible director shall be determined by valuing the Common Stock of the Company at seventy-five percent (75%) of its fair market value as defined by the Outside Directors Plan. As of the date of this proxy statement, the Company has issued 70,493 shares of the Company's Common Stock in payment of director fees, covering the period January 1, 1995 through December 31, 1997. The number of shares of Common Stock which may be issued in the aggregate under the Outside Directors Plan, either under options or stock awards, is 250,000 shares subject to adjustment, however, if the Stockholders of the Company approve the Fourth Amendment to the Outside Directors Plan at the May 1998 Annual Meeting, up to 500,000 shares of Common Stock will be issuable under the Outside Directors Plan. See "Proposal Three - Approval of the Fourth Amendment to the Company's 1992 Outside Directors Stock Option and Incentive Plan."

Although Dr. Centofanti is not compensated for his services provided as a director of the Company, Dr. Centofanti is compensated for his services rendered to the Company as an officer of the Company. See "Employment Contracts, Termination of
Employment and Change in Control Arrangements" and "EXECUTIVE
COMPENSATION -- Summary Compensation Table."

Compensation Committee Interlocks and Insider Participation

During 1997, the Compensation and Stock Option Committee for the Company's Board of Directors was composed of Mark Zwecker and
Steve Gorlin. Mr. Zwecker was neither an officer nor an employee of the Company during the year 1997, however, Mr. Zwecker did serve as Secretary of the Company from June 1995 until June 30, 1996.
Mr. Gorlin was neither an officer nor an employee of the Company
during 1997.   In  July 1997, Mr. Gorlin entered into a Stock
Purchase Agreement ("Agreement"), which was subsequently amended in October 1997, pursuant to which Mr. Gorlin agreed to purchase 200,000 shares of Common Stock for $2.125 per share and in connection therewith was to be issued a three ( 3) year warrant for the purchase of 100,000 shares of Common Stock at $2.40 per share. This agreement was subsequently terminated during the fourth quarter of 1997 with no purchase of shares or warrants issued. See "Certain Relationships and Related Transactions."

Certain Relationships

There are no family relationships between any existing Director, executive officer, or person nominated or chosen by the Company to become a Director or executive officer. Dr. Centofanti is the only Director who is an employee of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder require the Company's executive officers and directors and beneficial owners of more than ten percent (10%) of any equity security of the Company registered pursuant to Section 12 of the Exchange Act to file reports of ownership and changes of ownership of the Company's equity securities with the Securities and Exchange Commission, and to furnish the Company with copies of all such reports. Based solely on a review of the copies of such reports furnished to the Company and information provided to the Company, the Company believes that during 1997 none of the executive officers and directors of the Company failed to timely file reports under Section 16(a), except that (i) a Form 4 for September 1996 for Steve Gorlin was amended as of August 1997 to include one transaction regarding the issuance of a Warrant allowing the holder to purchase shares of the Company's Common Stock; and (ii) three Form 4's for one November 1997 transaction each for Jon Colin, Steve Gorlin and Mark Zwecker were not filed and were each subsequently included in a Form 5 for December 1997.

RBB Bank Aktiengesellschaft ("RBB Bank"), which may have become a beneficial owner (as that term is defined under Rule 13d-3 as promulgated under the Exchange Act) of more than ten percent (10%) of the Company's Common Stock on February 9, 1996, as a result of its acquisition of 1,100 shares of Series 1 Preferred (as defined in "Certain Relationships and Related Transactions") that were convertible into a maximum of 1,282,798 shares of Common Stock of the Company commencing 45 days after issuance of the Series 1 Preferred, failed to file a Form 3 to report such transaction, if required. RBB Bank has advised the Company that it acquired such Preferred Stock on behalf of numerous clients and no one client is the beneficial owner of more than 250 shares of such Preferred Stock, and thus, RBB Bank believes it is not required to file reports under Section 16(a).

If RBB Bank became a beneficial owner of more than ten percent (10%) of the Company's Common Stock on February 9, 1996, the date of RBB's initial Preferred Stock Agreement, and thereby required to file reports under Section 16(a) of the Exchange Act, then RBB Bank also failed to file (i) a Form 4 for a transaction which occurred in January 1997; (ii) a Form 4 for a transaction which occurred in May 1997; (iii) a Form 4 for a transaction which occurred in June 1997; (iv) a Form 4 for a transaction with occurred in July 1997; and (v) a Form 4 for a transaction which occurred in August 1997.

Executive Compensation

Summary Compensation Table

The following table sets forth the aggregate cash compensation paid to the Chairman and Chief Executive Officer of the Company, and the Vice President of Nuclear Services.

                                        Annual Compensation
                                      __________________________
                                                         Other
                                                         Annual
                                                         Compen-
 Name and Principal                   Salary    Bonus    sation
      Position                Year     ($)       ($)      ($)
_______________________      ______  ________  _______ _________
Dr. Louis F. Centofanti(1)    1997   $ 75,431 $   -   $ 6,667(3)
Chairman of the Board,        1996     65,000     -    66,666(4)
President and                 1995    120,000     -        -
Chief Executive Officer

Bernhardt C. Warren(2)        1997     87,341  88,629      -
Vice President of             1996     36,476  20,330      -
Nuclear Services              1995       -        -        -


                                           Long Term
                                          Compensation
                                     ______________________
                                                 Securities
                                     Restricted  Underlying       All
                                       Stock      Options/       Other
                                      Award(s)      SARs      Compensation
                                       ($)          (#)           ($)
                                     _________   _________    _____________
                                    $   -        300,000     $    -
                                        -           -             -
                                        -         20,000          -

                                        -         30,000          -
                                        -           -             -
                                        -           -             -

(1) Dr. Centofanti, the Company's Chairman of the Board, received compensation pursuant to an employment agreement, which provided for annual compensation to Dr. Centofanti of $75,000 beginning June 1992 and expiring in June 1995. Under the expired contract, Dr. Centofanti received an annual salary of $75,000, which was increased to $125,000 in October 1994 and continued until December 1995, when Dr. Centofanti's salary was voluntarily reduced to $65,000. Dr. Centofanti currently receives compensation pursuant to an employment agreement dated October 1, 1997, which provides, among other things, for an annual salary of $110,000 and the issuance of Non-Qualified Stock Options ("Non-Qualified Stock Options"). The Non-Qualified Stock Options provide Dr. Centofanti with the right to purchase an aggregate of 300,000 shares of Common Stock as follows: (i) after one year 100,000 shares of Common Stock at a price of $2.25 per share, (ii) after two years 100,000 shares of Common Stock at a price of $2.50 per share, and (iii) after three years 100,000 shares of Common Stock at a price of $3.00 per share. The Non-Qualified Stock Options expire ten years after the date of the Employment Agreement. Dr. Centofanti also served as President and Chief Executive Officer of the Company during 1994 and until September 1995, when Robert W. Foster was elected as President and Chief Executive Officer of the Company.
At such time, Dr. Centofanti continued to serve as Chairman of the Board of the Company. Upon Mr. Foster's resignation, Dr. Centofanti resumed the positions of President and Chief Executive Officer effective March 15, 1996, and continued as Chairman of the Board.

(2) Mr. Warren was General Manager of Perma-Fix of Florida, Inc. from July 16, 1996, until December 8, 1997. During this time, Mr. Warren received compensation pursuant to an employment agreement, which provided for annual compensation to Mr. Warren of $87,000 beginning July 16, 1996, and expiring in July 1999. Mr. Warren also received additional compensation pursuant to the employment agreement paid on a variable rate in proportion to certain revenue goals. Effective December 8, 1997, Mr. Warren also became the Vice President of Nuclear Services for the Company. Mr. Warren currently receives compensation pursuant to an employment agreement
dated April   7,  1998, which provides for annual compensation of
$87,000 plus additional compensation in the form of Company Common Stock and cash payments for bonus' based upon certain performance goals. Stock Options were granted to Mr. Warren on April 8, 1997, pursuant to the 1993 Non-qualified Stock Option Plan.


                             6

(3) The Company entered into one Stock Purchase Agreement ("1997 Centofanti Agreement") with Dr. Centofanti on or about June 30, 1997, pursuant to which the Company agreed to sell, and Dr. Centofanti agreed to buy, 24,381 shares of the Company's Common Stock for 75% of the closing bid price of such Common Stock as quoted on he NASDAQ on the date Dr. Centofanti notified the Company of his desire to purchase such stock, as authorized by the Board of Directors. The closing bid price as quoted by the NASDAQ for the Common Stock on the date Dr. Centofanti notified the Company of his desire to purchase the shares was $2.1875, leading to a purchase price of $1.6406 and an aggregate purchase price of $40,000 for the 24,381 shares of Common Stock. The 1997 Centofanti Agreement was amended in October to reduce the number of shares purchased thereunder to 12,190 for an aggregate purchase price of $20,000, upon consideration of certain recent accounting pronouncements related to stock based compensation. The difference between the price paid by Dr. Centofanti for such stock and the fair market value thereof was approximately $6,667. See "Certain Relationships and Related Transactions."

(4) The Company entered into two Stock Purchase Agreements with Dr. Centofanti during 1996 whereby the Company sold, and Dr. Centofanti purchased, 133,333 shares and 76,190 shares, in March 1996, and in June 1996, respectively, of the Company's Common Stock for 75% of the closing bid price of such Common Stock as quoted on the NASDAQ on the date that Dr. Centofanti notified the Company of his desire to purchase such stock, as authorized by the Board of Directors of the Company. The closing bid price as quoted on the NASDAQ for the Company's Common Stock on the dates that Dr. Centofanti notified the Company of his desire to purchase the shares was $1.00 per share for the March sale and $1.75 per share for the June sale. As a result, the difference between the price paid by Dr. Centofanti for such stock and the fair market value thereof was approximately $33,333 for each transaction. See "Certain Relationships and Related Transactions."

Option Grants in 1997

The following table sets forth certain information relating to individual grants of stock options made to each of the named executive officers in the above Summary Compensation Table during the last fiscal year and the potential realizable value of each grant of options, assuming that the market price of the underlying
Common Stock appreciates in value during the ten-year option term at annualized rates of 5% and 10%.

                                               Individual Grants
                          _____________________________________________________

                                            Number of      % of
                                            Shares of   Total Options
                            Common Stock   Granted to     Exercise
                             Underlying     Employees      Price     Expiration
            Name           Options Granted   in 1997     ($/sh)(1)      Date
           ______          ______________  ____________  __________  __________
Dr. Louis F. Centofanti(3)    100,000         16.9%         $2.25      10/1/07
                              100,000         16.9           2.50      10/1/07
                              100,000         16.9           3.00      10/1/07

Bernhardt C. Warren(4)         30,000          5.1           1.375      4/8/07



                                                  Potential Realizable
                                                    Value at Assumed
                                                        Annual
                                                  Rates of Stock Price
                                                     Appreciation
                                                   for Option Term(2)
                                                  ____________________
                                                  5%($)         10%($)
                                                  _____        _______
                                                 $ 142,000     $359,000
                                                   157,000      398,000
                                                   189,000      478,000

                                                    25,950       65,850

____________________

(1) All options were granted at or above market price (the closing price of the Common Stock on the NASDAQ SmallCap Market on the date of grant.

(2) The potential realizable value of each grant of options assumes that the market price of the Company's Common Stock appreciates in value from the date of grant to the end of the option term at the annualized rates shown above each column. The actual value that an

                             7

executive may realize, if any, will depend on the amount by which the market price of the Company's Common Stock at the time of exercise exceeds the exercise price of the option. As of April 6, 1998, the closing price of a share of the Company's Common Stock as quoted on NASDAQ was $1.75. There is no assurance that any executive will receive the amounts estimated in this table.

(3) The Company entered into an Employment Agreement on October 1, 1997, with Dr. Centofanti which provided for the issuance of non-qualified stock options allowing the purchase of 100,000 shares of the Company's Common Stock, par value $.001 ("Common Stock"), at an option price of $2.25 per share after one year of service, 100,000 shares of Common Stock at an option price of $2.50 per share after two years of service and 100,000 shares of Common Stock at an option price of $3.00 per share after three years of service. The expiration date of the options is ten years after the date of the Employment Agreement.

(4) The Company has adopted a 1993 Non-qualified Stock Option Plan (the "1993 Plan"). Mr. Warren was granted options to purchase 30,000 shares of the Company's Common Stock pursuant to the 1993 Plan. The 1993 Plan provides that the options granted vest at the end of years one through five in 20% increments.

Options/SAR Grants in Last Fiscal Year

During 1997, there were 30,000 stock options or SAR's granted to Bernhardt Warren on April 8, 1997, under the 1993 Non-qualified
Stock Option Plan, prior to Mr. Warren becoming an Officer of the Company on December 8, 1997.

Aggregated Option Exercises in 1997 and Fiscal Year-End Option
Values

The following table sets forth information concerning each exercise of stock options during the last completed fiscal year by each of the executive officers named in the Summary Compensation Table and the fiscal year-end value of unexercised options:

                                                     Number of
                                                    Unexercised
                           Shares                    Options at
                          Acquired                 Fiscal Year-End(#)
                             on       Value       ___________________
                          Exercise   Realized     Exer-       Unexer-
       Name                (#)(1)     ($)(1)      cisable     cisable
      _____              _________   _______     ________    _______
Dr. Louis F. Centofanti       -         $-         49,763     300,000

Bernhardt C. Warren           -         $-           -         30,000


                                        Value of Unexercised
                                        in-the-Money Options
                                        at Fiscal YearEnd($)(2)
                                        _______________________
                                        Exer-        Unexer-
                                        cisable      cisable
                                        ________     __________
                                         $-          $   -

                                          -            41,250

_____________

(1)  No options were exercised during 1997.

(2)  Values have been calculated based on the closing bid price of
the Company's Common Stock reported on the National   Association
of Securities Dealers Automated Quotation System ("NASDAQ") on December 31, 1997, which was $2.25 per share. The actual value realized by a named executive officer on the exercise of these options depends on the market value of the Company's Common Stock on the date of exercise. As of December 31, 1997, the unexercised options for Mr. Warren were in the money since the fair market value of the underlying securities was less than the exercise price of such options of $1.375 per share, and all other options were at or above market value.

401(k) Plan

The Company has adopted the Perma-Fix Environmental Services, Inc. 401(k) Plan which is intended to comply under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"), and the provisions of the Employee Retirement Security Act of 1974 (the "401(k) Plan"). All full-time employees of the Company and its subsidiaries who have attained the age of twenty-one (21) are eligible to participate in the 401(k) Plan. Participating employees may make annual pre-tax contributions to their accounts up to fifteen percent (15%) of their compensation, up to a maximum amount as limited by law. The Company, at its discretion, may make matching contributions based on full-time employees' elective contributions. Company contributions vest twenty percent (20%) after two (2) years, forty percent (40%) after three (3) years, sixty percent (60%) after four (4) years, eighty percent (80%) after five (5) years, and are one hundred percent (100%) vested thereafter. As of December 31, 1997, the Company has elected not to provide any matching contributions. Distributions generally are payable in lump sums upon termination, retirement, death or disability.

Employee Stock Purchase Plan

The Company has adopted the Perma-Fix Environmental Services, Inc. 1996 Employee Stock Purchase Plan (the "1996 Plan") which is intended to comply under Section 423 of the Code. All full-time employees of the Company and its subsidiaries who have completed at least six (6) months of continuous service, other than those that are deemed, for the purpose of Section 423(b)(3) of the Code, to own stock possessing five percent (5%) or more the total combined voting power or value of all classes of stock of the Company, are eligible to participate in the 1996 Plan. Participating employees ("Participants") may authorize for payroll periods beginning on or after January 1, 1997, payroll deductions from compensation for the purpose of funding the Participant's stock purchase account ("Stock Purchase Account"). This deduction shall be not less than one percent (1%) nor more than five percent (5%) of the Participant's gross amount of compensation. The purchase price per share of the Common Stock to be sold to Participants pursuant to the 1996 Plan is the sum of (a) eighty-five percent (85%) of the fair market value of each share on the Offering Date on which such Offering commences or on the Exercise Date (as defined in the 1996 Plan) on which such Offering expires, whichever is the lower, and (b) any transfer, excise or similar tax imposed on the transaction pursuant to which shares of Common Stock are purchased. The "Offering Date" means the first day of each January and July during which the 1996 Plan is in effect, commencing with January 1, 1997. There is no holding period regarding Common Stock purchased under the 1996 Plan, however, in order for a participant to be entitled to the tax treatment described in Section 423 of the Code with respect to the Participant's sale of Common Stock purchased under the 1996 Plan, such Stock must not be sold for at least one (1) year after acquisition under the 1996 Plan, except in the case of death. Any Participant may voluntarily withdraw from the 1996 Plan by filing a notice of withdrawal with the Board of Directors prior to the fifteenth (15th) day of the last month in a Purchase Period (as defined in the 1996 Plan). Upon such withdrawal, there shall be paid to the Participant the amount, if any, standing to the Participant's credit in the Participant's Stock Purchase Account. If a Participant ceases to be an eligible employee, the entire amount standing to the Participant's credit in the Participant's Stock Purchase Account on the effective date of such occurrence shall be paid to the Participant. The total deductions made by Participants pursuant to the first offering period of the 1996 Plan, July 1, 1997, through December 31, 1997, was $16,672 which was used to purchase 8,276 shares of the Company's Common Stock in January 1998.

Employment Contracts, Termination of Employment and Change in
Control Arrangements

During October 1997, Dr. Centofanti entered into a three (3) year Employment Agreement with the Company which provided for, among other things, an annual salary of $110,000 and the issuance of Non-Qualified Stock Options ("Non-Qualified Stock Options"). The Non-Qualified Stock Options provide Dr. Centofanti with the right to purchase an aggregate of 300,000 shares of Common Stock as follows: (i) after one year 100,000 shares of Common Stock at a price of $2.25 per share, (ii) after two years 100,000 shares of Common Stock at a price of $2.50 per share, and (iii) after three years 100,000 shares of Common Stock at a price of $3.00 per share. The Non-Qualified Stock Options expire ten years after the date of the Employment Agreement.

The Company's 1991 Performance Equity Plan and the 1993 Non-qualified Stock Option Plan (collectively, the "Plans") provide that in the event of a change in control (as defined in the Plans) of the Company, each outstanding option and award granted under the Plans shall immediately become exercisable in full notwithstanding the vesting or exercise provisions contained in the stock option agreement. As a result, all outstanding stock options and awards granted under the Plans to the executive officers of the Company shall immediately become exercisable upon such a change in control of the Company.

Report of the Compensation and Stock Option Committee

The Compensation and Stock Option Committee of the Board of Directors (the "Compensation Committee") is responsible for reviewing and approving the Company's compensation policies and the compensation paid to its executive officers, including the executive officers named in the Summary Compensation Table. The Company's compensation program for its executive officers, including the Chief Executive Officer, is generally not formalized but is designed to provide levels of compensation required to assist the Company in attracting and retaining qualified executive officers. The Compensation Committee attempts to set an executive officer's compensation at a level which is similar to such officer's peers in the Company's industry consistent with the size of the Company. Generally, executive officer compensation, including that of the Chief Executive Officer, is not directly related to the Company's performance. Instead, the Compensation Committee has a philosophy which recognizes individual initiative and achievement in arriving at an officer's compensation. The executive compensation program is comprised of salary, cash incentives and stock options. The following is a discussion of each of the elements of the executive compensation program.

(a)  Salary

Generally, base salary for each executive officer is similar to levels within the industry and comparable to the level which could be attained for equal positions elsewhere, but consistent with the size of the Company. Also taken into account are benefits, years of service, responsibilities, Company growth, future plans and the Company's current ability to pay. The Compensation Committee and the Board of Directors approved Employment Agreements with Dr. Centofanti and Mr. Warren, believing that a multi-year Employment Agreement with both individuals was in the best interest of the Company due to their importance to the Company. During 1996, and until October 1997, Dr. Centofanti's annual salary was $65,000. During October, 1997, Dr. Centofanti entered into a three (3) year Employment Agreement ("Employment Agreement") with the Company which provided for, among other things, an annual salary of $110,000 and the issuance of Non-Qualified Stock Options ("Non-Qualified Stock Options") to Dr. Centofanti. The Non-Qualified Stock Options provide Dr. Centofanti with the right to purchase an aggregate of 300,000 shares of Common Stock in the form of (i) an option to purchase 100,000 shares of Common Stock after one year at a price of $2.25 per share, (ii) an option to purchase 100,000 shares of Common Stock after two years at a price of $2.50 per share, and (iii) an option to purchase 100,000 shares of Common Stock after three years at a price of $3.00 per share. The Non-Qualified Stock Options expire ten years after the date of the Employment Agreement. Effective January 1, 1998, Mr. Warren entered into a two (2) year employment agreement with the Company which provided for, among other things, an annual salary of $87,000 and the issuance of $167,500 worth of the Company's Common Stock in payment for accrued bonus/commissions and $167,500 cash to be paid in 24 installments for accrued bonus/commissions. See -- "Employment Contracts, Termination of Employment and Changes in Control Agreements."

(b)  Cash Incentives

The cash incentive plan is a program through which cash bonuses may be paid on an annual basis to reward significant corporate accomplishments and individual initiative demonstrated by executive officers during the prior fiscal year. The amount of cash bonus is determined by the Compensation Committee.

(c)  Stock Options

The Company's 1991 Performance Equity Plan and 1993 Non-qualified Stock Option Plan were adopted for the purpose of promoting the interests of the Company and its stockholders by attracting and retaining executive officers and other key employees of outstanding ability. Options are granted to eligible participants based upon their potential impact on corporate results and on their individual performance. Generally, options are granted at market value, vest over a number of years, and are generally dependent upon continued employment. The Compensation Committee believes that the grant of time-vested options provides an incentive that focuses the executive officers' attention on managing the Company from the perspective of owners with an equity stake in the Company. It further motivates executive officers to maximize long-term growth and profitability because value is created in the options only as the Company's stock price increases after the option is granted.
In October of 1997, Dr. Centofanti entered into an Employment Agreement with the Company, pursuant to which he was issued certain Non-qualified Stock Options.

                            Compensation and Stock Option Committee
                            Steve Gorlin and Mark Zwecker

Common Stock Price Performance Graph

The following Common Stock price performance graph compares the yearly change in the Company's cumulative total stockholders' returns on its Common Stock during the years 1993 through 1997, with the cumulative total return of the NASDAQ Market Index and the published industry index prepared by Media General and known as Media General Industry Group 095-Waste Management Index ("Industry
Index") assuming the investment of $100 on December 31, 1992.

Due to the constraints of the EDGAR system, the performance graph
(in a line graph format) has been omitted. The following table has been provided to take its place in the EDGAR filing. The following table compares the yearly percentage change in the cumulative total stockholder return assuming reinvestment of dividends, if any, of
(i) the Company, (ii) the Industry Index, and (iii) the NASDAQ Market
Index ("Broad Market"). The table set forth covers the period from year-end 1992 through year-end 1997.

                             FISCAL YEAR ENDING

                 1992   1993    1994     1995     1996     1997
                ____   _____   _____    _____    _____    _____
Company         100    65.00    41.67    15.83    20.83    31.25
Industry Index  100    75.08    67.83    85.05   105.49   107.82
Broad Market    100   119.95   125.94   163.35   202.99   248.30


Assumes $100 invested at year-end 1992 in the Company, the Industry Index and the Broad Market. The above Five-Year Total Shareholder Return Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (collectively, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not be deemed to be soliciting material or to be filed under such Acts.

CERTAIN BENEFICIAL OWNERS

Security Ownership of Certain Beneficial Owners

The following table sets forth information as to the shares of voting securities beneficially owned as of the Record Date by each person known by the Company to be the beneficial owner of more than five percent (5%) of any class of the Company's voting securities.
Beneficial ownership by the Company's stockholders has been determined in accordance with the rules promulgated under Section
13(d) of the Securities Exchange Act of 1934, as amended. A person is deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership of such securities within 60 days from the Record Date.

                             11

                                         Amount and     Percent
        Name of                Title     Nature of        of
    Beneficial Owner          of Class   Ownership      Class(1)
    ________________          ________  ____________   _________
Dr. Louis F. Centofanti(2)    Common      723,245(2)     6.04%

Steve Gorlin(3)               Common      613,101(3)     5.07%

D.H. Blair Investment         Common      434,476(4)     3.60%
Banking Corp.(4)

J. Morton Davis(5)            Common      626,251(5)     5.17%

RBB Bank Aktiengellschaft(6)  Common    8,025,435(6)    42.47%

____________________

(1) In computing the number of shares and the percentage of outstanding Common Stock "beneficially owned" by a person, the calculations are based upon 11,867,898 shares of Common Stock issued and outstanding on April 6, 1998 (excluding 920,000 Treasury Shares), plus the number of shares of Common Stock which such person has the right to acquire beneficial ownership of within (60) days.

(2)  These shares include (i) 613,934 shares held of record by
Dr. Centofanti; (ii) 61,048 shares receivable upon exercise of warrants to purchase Common Stock; (iii) options to purchase 41,763 shares granted pursuant to the 1991 Performance Equity Plan and the 1993 Non-qualified Stock Option Plan, which are immediately exercisable; and (iv) 4,000 shares held by the wife of Dr. Centofanti and 2,500 shares held by the son of Dr. Centofanti's
wife.   This amount does not include options to purchase 8,000
shares granted pursuant to the above referenced plans or the options to purchase 300,000 shares granted pursuant to Dr. Centofanti's Employment Agreement with the Company, which are not exercisable within sixty (60) days. Dr. Centofanti has sole voting and investment power of these shares, except for the shares held by Dr. Centofanti's wife and his wife's son, for which Dr. Centofanti shares voting and investment power. The business address of Dr. Centofanti, for the purposes hereof, is c/o Perma-Fix Environmental Services, Inc., 1940 N.W. 67th Place, Gainesville, Florida 32653.

(3) Mr. Gorlin has sole voting and investment power over these shares which include: (i) 383,101 shares held of record by Mr. Gorlin; (ii) 200,000 shares which Mr. Gorlin has the right to acquire, until September 15, 1999, under the terms of a Warrant granted by the Company to Mr. Gorlin in September 1996; (iii) Options to purchase 30,000 shares granted pursuant to the 1992 Outside Directors Stock Option and Incentive Plan which are immediately exercisable. This amount does not include options to purchase 5,000 shares granted pursuant to the above referenced plan which are not exercisable within sixty (60) days. The business address of Mr. Gorlin, for the purposes hereof, is c/o Perma-Fix Environmental Services, Inc., 1940 N.W. 67th Place, Gainesville, Florida 32653. See "Certain Relationships and Related Transactions."

(4) Includes (i) 217,701 shares held by D.H. Blair Investment Banking Corp. ("Blair"); (ii) 200,000 shares issuable upon exercise of one warrant; (iii) 9,775 shares issuable upon exercise of one warrant; and (iv) 7,000 shares issuable upon exercise of one warrant. All of the Common Stock held by Blair may be considered to be beneficially owned by J. Morton Davis, the sole shareholder of Blair. See note 5 to this Table. The address of Blair is 44 Wall Street, New York, New York 10005.

(5) Mr. Davis is an investment banker and sole shareholder of Blair. Includes (i) 28,000 shares issuable upon exercise of one warrant; (ii) 9,775 shares issuable upon exercise of one warrant;
(iii) 154,000 shares owned by Davis' spouse; and (iv) 434,476 shares held by Blair and described in note 4 to this table.
Mr. Davis disclaims beneficial ownership over the shares held by his spouse. The number of shares indicated does not include 563,793 shares which are beneficially owned by Steve Gorlin, a director of the Company, and which are pledged to Davis and Blair pursuant to a Pledge Agreement dated June 1992. The business address of Mr. Davis for purposed hereof is c/o D.H. Blair Investment Banking Corp., 44 Wall Street, New York, New York 10005.

                             12

(6) The outstanding shares of Preferred Stock consist of the Series 3 Preferred and Series 6 Preferred (collectively, the "RBB Preferred") that RBB Bank acquired from the Company pursuant to the Subscription Agreements and the RBB Exchange Agreements. The RBB Preferred have no voting rights, except as required by law. The shares of Common Stock included as beneficially owned by RBB Bank in this table include: (i) 998,534 shares of Common Stock directly held by RBB Bank; (ii) 2,672,024 shares that RBB Bank is entitled to receive upon conversion of the 4,000 shares of Series 3 Preferred held by RBB Bank (assuming the average closing bid quotation for the Common Stock for the five trading days immediately preceding each conversion date equals or exceeds $2.00 per share); (iii) 1,379,311 shares that RBB Bank is entitled to receive upon conversion of the 2,500 shares of Series 6 Preferred (assuming the Conversion Price Adjustment (as defined in "Certain Relationships and Related Party Transactions") is not in effect, or if in effect, assuming the average closing bid quotation for the Common Stock for the five trading days immediately preceding each conversion date equals or exceeds $2.27 per share); (iv) 96,693 shares of Common Stock that RBB Bank may receive in payment of the accrued dividends on the Series 3 Preferred; and (v) 222,623 shares that RBB Bank may receive in payment of the accrued dividends on the Series 6 Preferred. The above calculation also includes 2,656,250 shares of Common Stock that RBB Bank has the right to acquire upon exercise of various warrants, (i) to purchase up to 2,000,000 shares of Common Stock after December 31, 1996, which were granted to RBB Bank in connection with the sale to RBB Bank of the Series 3 Preferred at an exercise price of $2.00 per share for 1,000,000 shares, and $3.50 per share for 1,000,000 shares; (ii) to purchase up to 656,250 shares of Common Stock after December 31, 1997, which were granted to RBB Bank in connection with the sale to RBB Bank of the Series 4 Preferred at an exercise price of $1.8125 per share for 375,000 shares and $2.125 per share for 281,250
shares.   RBB Bank has advised the Company that it is holding the
RBB Preferred on behalf of various clients of RBB Bank and that no client is the beneficial owner of more than 250 shares of such RBB Preferred. RBB Bank may be considered to be the beneficial owner of these shares with its clients. See "Potential Change in Control" and "Certain Relationships and Related Transactions." RBB Bank's address is Burgring 16, 8010 Graz, Austria.

Security Ownership of Management

     The following table sets forth information as to the shares of voting securities beneficially owned as of April 6, 1998, by each Director and Named Executive Officers of the Company listed in the Summary Compensation table and all Directors and executive officers of the Company as a group. Beneficial ownership by the Company's stockholders has been determined in accordance with the rules promulgated under Section 13(d) of the Exchange Act. A person is deemed to be a beneficial owner of any voting securities for which that person has the right to acquire beneficial ownership within sixty (60) days. All voting securities are owned both of record and beneficially unless otherwise indicated.

                                Number of Shares
         Name of                of Common Stock       Percentage of
     Beneficial Owner          Beneficially Owned     Common Stock(1)
     ________________          __________________     _____________
Dr. Louis F. Centofanti(2)(3)        723,245(3)           6.04%

Steve Gorlin(2)(4)                   613,101(4)           5.07%

Mark A. Zwecker(2)(5)                194,703(5)           1.64%

Jon Colin(2)(6)                       21,471(6)            *

Richard T. Kelecy(2)(7)               50,533(7)            *

Timothy Kimball(2)(8)                 39,874(8)            *

Roger Randall(2)(9)                   38,000(9)            *

Bernhardt Warren(2)(10)                7,268(10)           *

Directors and Executive            1,688,195             13.63%
Officers as a Group
(8 persons)

                             13

*Indicates beneficial ownership of less than one percent (1%).

(1) See footnote (1) of the table under "Security Ownership of Certain Beneficial Owners."

(2) The business address of such person, for the purposes hereof, is c/o Perma-Fix Environmental Services, Inc., 1940 N.W. 67th Place, Gainesville, Florida 32653.

(3) See footnote (2) of the table under "Security Ownership of Certain Beneficial Owners."

(4) See footnote (3) of the table under "Security Ownership of Certain Beneficial Owners."

(5) Mr. Zwecker has sole voting and investment power over these shares which include: (i) 161,821 shares of Common Stock held of record by Mr. Zwecker; (ii) 14,882 options to purchase Common Stock granted pursuant to the 1991 Performance Equity Plan; (iii) 3,000 options to purchase Common Stock pursuant to the 1993 Non-qualified Stock Option Plan, which are immediately exercisable; and (iv) options to purchase 15,000 shares granted pursuant to the 1992 Outside Directors Stock Option and Incentive Plan which are immediately exercisable. Does not include options to purchase 2,000 shares of Common Stock granted pursuant to the 1993 Non-qualified Stock Option Plan or 5,000 shares of Common Stock granted pursuant to the 1992 Outside Directors Stock Option and Incentive Plan which are not exercisable within sixty (60) days.

(6) Mr. Colin has sole voting and investment power over these shares which include: (i) 6,471 shares held of record by Mr. Colin, and (ii) options to purchase 15,000 shares granted pursuant to the 1992 Outside Directors Stock Option and
     Incentive Plan which are immediately exercisable.   Does not
     include the 5,000 options to purchase Common Stock pursuant to the terms of the 1992 Outside Directors Stock Option and Incentive Plan, which are not exercisable within sixty (60) days.

(7) Mr. Kelecy has sole voting and investment power over 533 shares of Common Stock held of record by Mr. Kelecy and 50,000 options to purchase Common Stock granted pursuant to the 1993 Non-qualified Stock Option Plan. Does not include options to purchase 80,000 shares of Common Stock granted pursuant to the 1993 Non-qualified Stock Option Plan which are not exercisable within sixty (60) days.


(8) Mr. Kimball has sole voting and investment power over these shares which include: (i) 991 shares held of record by Mr. Kimball, (ii) 14,883 options to purchase Common Stock granted pursuant to the 1991 Performance Equity Plan, and (iii) 24,000 options to purchase Common Stock pursuant to the 1993 Non-qualified Stock Option Plan, which are immediately exercisable. Does not include options to purchase 46,000 shares of Common Stock granted pursuant to the 1993 Non-qualified Stock Option Plan which are not exercisable within sixty (60) days.

(9) Mr. Randall has sole voting and investment power over these shares which include: (i) 38,000 options to purchase Common Stock pursuant to the 1993 Non-qualified Stock Option Plan, which are immediately exercisable. Does not include options to purchase 72,000 shares of Common Stock granted pursuant to the 1993 Non-qualified Stock Option Plan which are not exercisable within sixty (60) days.

(10) Mr. Warren has sole voting and investment power over these shares which include 1,268 shares held by record by Mr. Warren and 6,000 options to purchase Common Stock granted pursuant to
     the 1993 Non-qualified Stock Option Plan..   Does not include
     options to purchase 24,000 shares of Common Stock granted pursuant to the 1993 Non-qualified Stock Option Plan which are not exercisable within sixty (60) days.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 1994, the Company made a private offering to accredited investors (the "Private Placement") of units ("Units"), each Unit consisting of 10,000 shares of Common Stock and 20,000 Class B Warrants to Purchase Common Stock (the "Class B Warrants"). The Class B Warrants are for a term of five (5) years from June 17, 1994. Each Class B Warrant entitles the holder thereof to purchase one (1) share of Common Stock for $5.00. The Class B Warrants are subject to certain antidilution provisions, which have resulted in an adjustment of such purchase price from $5.00 to $3.28. Under certain conditions, the Class B Warrants are redeemable by the Company at a redemption price of $0.05 per Class B Warrant, provided that the market price of the Common Stock shall exceed an average price of $8.00 per share. In connection with the Private Placement, Dr. Louis F. Centofanti, Chairman of the Board and Chief Executive Officer of the Company, purchased two Units from the Company, which consisted of 20,000 shares of Common Stock and Class B Warrants to purchase up to 40,000 shares of Common Stock. The purchase price paid for the two Units was $60,000.

On June 30, 1997, the Company entered into the 1997 Centofanti Agreement with Dr. Louis F. Centofanti, whereby the Company agreed to sell, and Dr. Centofanti agreed to purchase, 24,381 shares of the Company's Common Stock. The purchase price was $1.6406 per share representing 75% of the $2.1875 closing bid price of the Common Stock as quoted on the NASDAQ on the date that Dr. Centofanti notified the Company of his desire to purchase such shares. Pursuant to the terms of the 1997 Centofanti Agreement, Dr. Centofanti was to pay the Company the aggregate purchase price of $40,000 for the 24,381 shares of Common Stock. Dr. Centofanti purchased 12,190 shares during July for $20,000, and during October, the Agreement was amended to reduce the number of shares of Common Stock that Dr. Centofanti is to acquire under the 1997 Centofanti Agreement to the 12,190 shares already acquired by Dr. Centofanti under the 1997 Centofanti Agreement, upon consideration of the certain recent accounting pronouncements related to stock based compensation. The sale of the shares pursuant to the Centofanti Agreement, and its subsequent amendment for the sale of 12,190 shares were authorized by the Company's Board of Directors.

On July 30, 1997, the Company entered into a Stock Purchase Agreement ("Gorlin Agreement") with Mr. Steve Gorlin, a Director of the Company, whereby the Company would sell, and Mr. Gorlin agreed to purchase, 200,000 shares of the Company's Common Stock. The purchase price was $2.125 per share representing the closing bid price of the Common Stock as quoted on the NASDAQ on July 30, 1997. Pursuant to the terms of the Gorlin Agreement, Mr. Gorlin agreed to pay the Company the aggregate purchase price of $425,000 for the 200,000 shares of Common Stock. Mr. Gorlin agreed to tender $425,000 during August 1997, however, pursuant to an amendment to the Gorlin Agreement, which was entered into on October 7, 1997, the payment schedule was modified such that Mr. Gorlin agreed to tender the $425,000 on or before November 30, 1997. During the fourth quarter of 1997, the Company and Mr. Gorlin agreed to terminate the Gorlin Agreement, with no shares purchased or warrants issued, pursuant thereto.

During February 1996, the Company entered into two (2) different offshore transactions with RBB Bank Aktiengesellschaft, located in Graz, Austria ("RBB Bank"). In the first transaction, the Company sold to RBB Bank 1,100 shares of a newly created Series 1 Class A Preferred Stock, par value $.001 ("Series 1 Preferred"), for $1,000 per share, for an aggregate purchase price of $1,100,000, pursuant to an Offshore Securities Subscription Agreement, dated February 9, 1996. In the second transaction, the Company sold to RBB Bank 330 shares of a newly created Series 2 Class B Preferred Stock, par value $.001 ("Series 2 Preferred"), for $1,000 per share for an aggregate sales price of $330,000, pursuant to an Offshore Securities Subscription Agreement, dated February 22, 1996. The Series 1 Preferred and the Series 2 Preferred are collectively referred to herein as Series 1 and 2 Preferred. In connection with both transactions, the Company paid placement fees totaling $209,000. The Series 1 and 2 Preferred were convertible at any time, commencing forty-five (45) days after issuance, into shares of the Company's Common Stock at a conversion price equal to the aggregate value of the shares of the Series 1 and 2 Preferred being converted, together with all accrued but unpaid dividends thereon, divided by the "Average Stock Price" per share (the "Conversion Price"). The Average Stock Price was defined as the lesser of (i) seventy percent (70%) of the average daily closing bid prices of the Common Stock for the period of five (5) consecutive trading days immediately preceding the date of subscription by the holder or (ii) seventy percent (70%) of the average daily closing bid prices of the Common Stock for a period of five (5) consecutive trading days immediately preceding the date
of conversion of the Series 1 and 2 Preferred.   The  Series 1 and
2 Preferred entitled the holder thereof to receive dividends accruing at the rate per share of five percent (5%) per annum of consideration paid for each share of the Series 1 and 2 Preferred, or $50.00 per annum, payable in arrears at the rate of $12.50 for each full calendar quarter. Dividends on the Series 1 and 2 Preferred were paid at the election of the Company by the issuance of shares of Common Stock. During 1996, all outstanding shares of the Series 1 and 2 Preferred were converted into approximately 1,970,000 shares of Common Stock of the Company, which includes approximately 16,000 shares issued by the Company in satisfaction of accrued dividends. Pursuant to the Subscription Agreement for the issuance of Series 3 Class C Convertible Preferred Stock, as discussed below, 920,000 of these shares of converted Common Stock were purchased by the Company at a purchase price of $1,770,000.
As a result of such conversions, the Series 1 and 2 Preferred are no longer outstanding.

During July 1996, the Company issued and sold to RBB Bank 5,500 shares of newly-created Series 3 Class C Convertible Preferred Stock, par value $.001 per share ("Series 3 Preferred") at a price of $1,000 per share, for an aggregate sales price of $5,500,000, and paid placement and closing fees as a result of such transaction of approximately $586,000. The transaction was pursuant to a Subscription and Purchase Agreement ("Series 3 Subscription Agreement") between the Company and RBB Bank and included the Company granting to RBB Bank two Warrants to purchase up to 2,000,000 shares of the Company's Common Stock, with 1,000,000 shares of Common Stock exercisable at $2.00 per share and 1,000,000 shares of Common Stock exercisable at $3.50 per share (collectively, the "RBB Series 3 Warrants"). The RBB Series 3 Warrants are for a term of five (5) years and may be exercised at any time after December 31, 1996, and until the end of the term of such Series 3 Warrants. The Series 3 Preferred is not entitled to any voting rights, except as required by law. Dividends on the Series 3 Preferred accrue at a rate of six percent (6%) per annum, payable semi-annually as and when declared by the Board of Directors, and such dividends are cumulative. Dividends shall be paid, at the option of the Company, in the form of cash or Common Stock of the Company. Dividends that are paid in Common Stock on each share of outstanding Series 3 Preferred shall receive shares of Common Stock equal to the quotient of (i) six percent (6%) of $1,000 divided by (ii) the average closing bid quotation of the Common Stock as reported on the over-the-counter market, or the closing sale price if listed on a national securities exchange, for the five (5) trading days immediately prior to the applicable dividend declaration date. The Company issued 100,387 shares during January 1997 in payment of accrued dividends for the period July through December 1996, 78,394 shares during 1997 in payment of accrued dividends for 1997, and 54,528 shares during January 1998 in payment of accrued dividends for the period July through December 1997.

RBB Bank may convert the Series 3 Preferred into Common Stock of
the Company as follows:   the conversion price shall be the product
of (i) the average closing bid quotation for the five (5) trading days immediately preceding the conversion date multiplied by (ii) seventy-five percent (75%). The conversion price shall be a minimum of $.75 per share or a maximum of $1.50 per share, with the minimum conversion price to be reduced by $.25 per share each time, if any, after July 1, 1996, the Company sustains a net loss, on a consolidated basis, in each of two (2) consecutive quarters ("Minimum Conversion Price Reduction"). For the purpose of determining whether the Company has had a net loss in each of two
(2) consecutive quarters, at no time shall a quarter that has already been considered in such determination be considered in any subsequent determination. As a result of the net loss recorded for each of the two consecutive quarters (first and second quarter of 1997), the Minimum Conversion Price was reduced by $.25 per share to $.50 per share, effective July 1, 1997. During the period of May 1997 through August 1997, RBB Bank executed three conversions of 25 shares, 375 shares, and 1,100 shares of the Series 3 Preferred resulting in 4,000 shares of Series 3 Preferred remaining outstanding as of the Record Date. The conversion price was $1.33, $1.35, and $1.50 (Maximum Conversion Price), respectively, and resulted in the issuance of 1,027,974 shares of Common Stock. In addition, the accrued interest on the Series 3 Preferred was also paid through the issuance of 12,056 shares of Common Stock.
Subject to the closing bid price of the Company's Common Stock at the time of conversion and the other conditions which could increase the number of shares to be issued upon conversion, the Series 3 Preferred, if all of the remaining shares of Series 3 Preferred were converted, such could be converted into between approximately 2,666,667 and approximately 8,000,000 shares of Common Stock, utilizing the above-discussed Minimum Conversion Price Reduction. Up to 3,700,000 shares of Common Stock issuable upon conversion of the Series 3 Preferred up to 330,000 shares of Common Stock issuable as dividends on the Series 3 Preferred and up to 2,000,000 shares issuable upon exercise of the RBB Series 3 Warrants have been registered with the Securities and Exchange Commission pursuant to a Form S-3 Registration Statement , which was filed by the Company with the Securities and Exchange Commission on October 21, 1996, and which became effective on November 13, 1996.

Under the terms of the Subscription Agreement, from the net proceeds of the sale of the Series 3 Preferred (approximately $4,900,000) received by the Company after payment of placement fees to brokers, legal fees and other expenses, the Company purchased from RBB Bank 920,000 shares of Common Stock of the Company acquired by RBB Bank upon conversion of the Company's Series 1 Preferred and Series 2 Preferred for $1,770,000.

During June 1997, the Company issued 2,500 shares of newly-created Series 4 Class D Convertible Preferred Stock, par value $.001 per share ("Series 4 Preferred") at a price of $1,000 per share, for an aggregate sales price of $2,500,000 and paid placement and closing fees as a result of such transaction of approximately $200,000.
The transaction was pursuant to a Subscription and Purchase Agreement between the Company and RBB Bank and included the Company granting to RBB Bank two Warrants to purchase up to 375,000 shares of the Company's Common Stock, with 187,500 shares of Common Stock exercisable at $2.10 per share and 187,500 shares of Common Stock exercisable at $2.50 per shares (collectively, the "RBB Series 4 Warrants"). The RBB Series 4 Warrants are for a term of three (3) years and may be exercised at any time after December 31, 1997, and until June 9, 2000. The Series 4 Preferred is not entitled to any voting rights, except as required by law. Dividends on the Series 4 Preferred accrue at a rate of four percent (4%) per annum, payable semi-annually as and when declared by the Board of Directors, and such dividends are cumulative. Dividends shall be paid, at the option of the Company, in the form of cash or Common Stock of the Company. If the Dividends are paid in Common Stock, such is payable in the number of shares of Common Stock equal to the product of (A) the quotient of (i) four percent (4%) of $1,000 divided by (ii) the average of the closing bid quotation of the Common Stock as reported on the NASDAQ for the five (5) trading days immediately prior to the applicable dividend declaration date, times (B) a fraction, the numerator of which is the number of days elapsed during the period for which the Dividend is to be paid and the denominator of which is 365.

RBB Bank may convert the Series 4 Preferred into Common Stock of the Company as follows: (i) up to 1,250 shares on or after October 5, 1997; (ii) the balance on or after November 5, 1997. The conversion price per share is the lesser of (A) the product of the average closing bid quotation for the five (5) trading days immediately preceding the conversion date multiplied by eighty percent (80%) or (B) $1.6875. The minimum conversion price is $.75, which minimum will be eliminated from and after September 6, 1998.

The Company negotiated an Exchange Agreement with RBB Bank ("RBB Exchange Agreement") which provided that the 2,500 shares of Series 4 Preferred and the RBB Series 4 Warrants were tendered to the Company in exchange for (i) 2,500 shares of a newly created Series 6 Class F Preferred Stock, par value $.001 per share ("Series 6 Preferred"), (ii) two warrants each to purchase 187,500 shares of Common Stock exercisable at $1.8125 per share, and (iii) one warrant to purchase 281,250 shares of Common Stock exercisable at $2.125 per share (collectively, the "RBB Series 6 Warrants"). The RBB Series 6 Warrants are for a term of three (3) years and may be exercised at any time after December 31, 1997, and until June 9, 2000.

The shares of Series 6 Preferred may be converted into shares of Common Stock at a conversion price ("Conversion Price") equal to $1.8125 per share of Common Stock, except that, in the event the average closing bid price of the Common Stock as reported in the over-the-counter market, or the closing sale price if listed on a national securities exchange, for 20 of any 30 consecutive trading days after March 1, 1998, shall be less than $2.50 per share, the Conversion Price shall be adjusted thereafter ("Conversion Price Adjustment") to be the lesser of (i) the average closing bid quotation of the Common Stock as reported on the over-the-counter market, or the closing sale price if listed on a national securities exchange, for the five trading days immediately preceding the date of the conversion notice provided to the Company, multiplied by eighty percent (80%) or (ii) $1.8125. If the Conversion Price Adjustment becomes effective, then the minimum conversion price shall be $0.75 per share of Common Stock. which minimum will be eliminated from and after September 6. 1998. If the Conversion Price Adjustment does not become effective, the conversion of all of the Series 6 Preferred could result in the issuance of up to approximately 1,379,311 shares of Common Stock. If the Conversion Price Adjustment is in effect and the conversion occurs prior to September 6, 1998, the number of shares of Common Stock issuable upon the conversion of the Series 6 Preferred could result in the issuance of between approximately 1,379,311 to 3,333,333 shares of Common Stock with the actual number depending upon the closing bid price of the Common Stock over the five trading days immediately preceding the conversion date or dates. The number of shares of Common Stock issuable upon conversion of the Series 6 Preferred could exceed the foregoing estimates if converted after the minimum conversion price is eliminated on September 6, 1998, or under certain other limited circumstances. However, the Company is required to use reasonable efforts to register only 1,379,311 shares to be issued upon the conversion of the Series 6 Preferred under the terms of the RBB Exchange Agreement. The 1,379,311 shares required to be registered under the terms of the RBB Exchange Agreement approximates the number of shares of Common Stock issuable by the Company upon such conversion at a conversion price of $1.8125 per share. As of the date of this Proxy Statement, no shares of the Series 6 Preferred have been converted. The accrued dividends through December 31, 1997, total approximately $55,000 and were paid in January 1998, in the form of 27,377 shares of Common Stock of the Company.

A transaction has been proposed between the Company and RBB Bank ("Second RBB Exchange Agreement") which, as proposed, provides that the 2,500 shares of Series 6 Preferred will be tendered to the Company in exchange for 2,500 shares of a newly created Series 8 Class H Preferred Stock, par value $.001 per share ("Series 8 Preferred"). As proposed, the terms of the Series 8 Preferred will be substantially identical to the terms of the Series 6 Preferred, except that the Conversion Price of the Series 8 Preferred will be equal to $1.8125 per share of Common Stock, except that, in the event the average closing bid price of the Common Stock as reported in the over-the-counter market, or the closing sale price if listed on a national securities exchange, for the five trading days immediately preceding the date of the conversion notice provided to the Company, shall be less than $2.265, the Conversion Price for such conversion shall be the product of the average closing bid quotation of the Common Stock as reported on the over-the-counter market, or the closing sale price if listed on a national securities exchange, for the five trading days immediately preceding the date of the conversion notice provided to the Company multiplied by eighty percent (80%).

The Company believes that each of the transactions set forth above involving affiliates, officers or Directors of the Company was or is on terms at least as favorable to the Company as could have been obtained from an unaffiliated third party. The Company has adopted a policy that any transactions or loans between the Company and its Directors, principal stockholders or affiliates must be approved by a majority of the disinterested Directors of the Company and must be on terms no less favorable to the Company than those obtainable from unaffiliated third parties.

Potential Change in Control

RBB Bank has the right to acquire an aggregate of approximately 6,707,585 shares of Common Stock, consisting of (i) 2,672,024 shares upon conversion of the issued and outstanding Series 3 Preferred assuming the average closing bid quotation for the Common Stock for five trading days immediately preceding each of the conversion date or dates equals or exceeds $2.00 per share and (ii) 1,379,311 shares upon conversion of the issued and outstanding Series 6 Preferred assuming the Conversion Price Adjustment (as defined in "Certain Relationships and Related Transactions") is not in effect, or, if in effect, assuming the average closing bid quotation for the Common Stock for five trading days immediately preceding each of the conversion date or dates equals or exceeds $2.27 per share and (iii) 2,656,250 shares upon the exercise of the RBB Series 3 Warrants and RBB Series 4 Warrants. Upon such conversion and exercise, RBB Bank will own approximately 41.5 % of the outstanding shares of Common Stock of the Company, which includes the 998,534 shares of Common Stock directly held by RBB Bank as of April 6, 1998, but does not include the 319,316 shares of Common Stock which have previously been or will be registered, to be issuable for payment of dividends on the Series 3 Preferred, Series 4 Preferred (prior to its exchange) and Series 6 Preferred.

If RBB Bank acquires 8,000,000 shares of Common Stock upon conversion of the Series 3 Preferred and 3,333,333 shares upon conversion of the Series 6 Preferred at their respective minimum conversion prices as of the date of this Proxy Statement and exercises all of the 1996 RBB Warrants and Series 6 Warrants, RBB Bank will own 14,988,117 shares of Common Stock, representing approximately 58.0% of the then outstanding shares of Common Stock of the Company. In either case, RBB Bank will be the largest single shareholder of the Company, and the Company may not be able to avoid an actual change in control of the Company if RBB Bank seeks such a change in control. Moreover, if such conversion and exercise results in RBB Bank acquiring more than 50% of the then outstanding Common Stock of the Company, the Company would not be able to avoid a change in control. The foregoing estimates assume that no other shares of Common Stock are issued by the Company, no other warrants or options are exercised, the Company does not acquire additional shares of Common Stock as Treasury Stock, and RBB Bank does not dispose of any shares of Common Stock. See "Certain Relationships and Related Transactions."

  PROPOSAL 2 - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

Subject to ratification by the Stockholders, the Board of Directors has reappointed BDO Seidman, LLP ("BDO Seidman") as independent accountants to audit the consolidated financial statements of the Company for fiscal year 1998. It is expected that representatives of BDO Seidman will be present at the annual meeting, will have an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions.

BDO Seidman has been the independent accountant to the Company since December 18, 1996, when the Board of Directors approved the employment of BDO Seidman as the Company's independent auditors, to replace Arthur Andersen, LLP ("Andersen"), the Company's previous independent auditors, which had resigned from being the Company's outside independent auditors on November 15, 1996. Andersen examined and reported on the Company's financial statements for the years ended December 31, 1994 and 1995. Andersen's resignation was not approved or recommended by the Company's Board of Directors, audit committee or similar committee of the Board of Directors.

During the Company's two most recent fiscal years and any subsequent interim period preceding the resignation of Andersen, there were no disagreements between the Company and Anderson on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused Andersen to make a reference to the subject matter of the disagreement(s) in connection with its reports. Furthermore, there were no "reportable events," as defined in Item 304(a)(1)(v) of Regulation S-K, during the Company's two most recent fiscal years and any subsequent interim periods preceding such resignation by Andersen.

The reports on the Company's financial statements for either of the two most recent fiscal years prior to Andersen's resignation contained no adverse opinion (other than a going concern modification relating to the report for the year ended December 31,
1995) or disclaimer of opinion, and were not quantified or modified as to uncertainty, audit scope or accounting principles. The going concern modification contained in the Andersen auditor's report for the year ended December 31, 1995, was due to the Company having suffered recurring losses from operations, having a net working capital deficiency and being in violation of financial covenants under its loan agreements with two major lenders as of the date of the report.

During the Company's two most recent fiscal years, and any subsequent interim period prior to engaging BDO Seidman, neither the Company nor any one on its behalf consulted with BDO Seidman regarding either the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company's financial statements.

At the Company's request, BDO Seidman performed re-audits of the Company for the fiscal years ended December 31, 1995 and 1994, and on October 16, 1997, the Company filed Amendment No. 1 on Form 10-K/A to the Company's Report on Form 10-K for the year ended December 31, 1996 (" 10-K/A"), which 10-K/A contained reaudited financial reports on the Company for the fiscal years ended December 31, 1995 and 1994. BDO Seidman removed the going concern modification from the auditor's report for the year ended
December 31, 1995.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE REAPPOINTMENT OF BDO SEIDMAN, LLP AS THE
INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY.

 PROPOSAL 3 - APPROVAL OF THE FOURTH AMENDMENT TO THE COMPANY'S
     1992 OUTSIDE DIRECTORS STOCK OPTION AND INCENTIVE PLAN

General. The 1992 Outside Directors Stock Option and Incentive Plan (the "Outside Directors Plan"), as adopted and first amended by the Board of Directors of the Company, was approved by the Company's stockholders on November 12, 1993. As originally adopted, the Outside Directors Plan authorized the grant of Non-qualified stock options to each Director of the Company who is not an employee of the Company ("Eligible Director"), with each Eligible Director automatically receiving an initial option to purchase 15,000 shares of Common Stock, and thereafter, on each anniversary of the granting of the initial option, receiving an option to purchase 5,000 shares of Common Stock. The exercise price for each such option was, and will be, the fair market value of the Common Stock on the date of issuance of the option and each such option will expire ten (10) years after issuance. The first amendment to the Outside Directors Plan added a provision requiring that no Options granted under the Outside Directors Plan may be exercised for a period of six (6) months following the date the Option is granted. The second amendment to the Outside Directors Plan ("Second Amendment") amended a number of aspects of the Outside Directors Plan, including (i) changing its name to the "Outside Directors Stock Option and Incentive Plan"; (ii) increasing from 100,000 to 250,000 the number of shares reserved for issuance under the Outside Directors Plan, and (iii) providing for, in addition to the granting of Options, automatic issuance to each Eligible Director of a certain number of shares of Common Stock (determined as discussed below under "Grant of Stock Awards") in lieu of sixty-five percent (65%) of the cash payment of the fee payable to each Eligible Director for services rendered as a Director of the Company ("Director Fees"). The Second Amendment was approved by the Board of Directors on October 6, 1994, and the stockholders on December 12, 1994. The third amendment to the Outside Directors Plan ("Third Amendment") amended a number of aspects of the Outside Directors Plan, including, (i) providing that each Eligible Director has the option of receiving one hundred percent (100%), instead of sixty-five percent (65%), of his Director Fees in the form of Common Stock of the Company; (ii) providing that the number of shares of Common Stock to be issued to each Eligible Director under the Outside Directors Plan ("Stock Award") in lieu of a cash payment of director fees to an Eligible Director shall be determined by valuing the Common Stock at seventy-five percent (75%) of the Fair Market Value ( determined as discussed below under "Fair Market Value") of the Common Stock; and
(iii) eliminating the restriction that the Outside Directors Plan may only be changed every six (6) months. The Third Amendment was approved by the Board of Directors on September 19, 1996, and the stockholders on December 12, 1996. On March 12, 1998, the Company's Board of Directors approved, subject to stockholder approval, the fourth Amendment to the Outside Directors Plan ("Fourth Amendment") to increase from 250,000 to 500,000 the number of shares of Common Stock reserved for issuance under the Outside Directors Plan.

Principal features of the Outside Directors Plan, as amended by the Fourth Amendment to the Outside Directors Plan are summarized below, but such summary is qualified in its entirety by reference to the terms of the Fourth Amendment, as set forth in Exhibit "A" to this Proxy Statement. If the Fourth Amendment is adopted, the Outside Directors Plan will provide that the maximum number of shares of Common Stock of the Company that may be issued under the Outside Directors Plan is 500,000 shares (subject to adjustment as provided in the Outside Directors Plan). Shares of Common Stock subject to options that are canceled or expired without the delivery of shares of Common Stock will again be available for awards under the Outside Directors Plan. The shares of Common Stock to be delivered under the Outside Directors Plan will be made available from the authorized and unissued shares of the Company or from treasury shares.

Eligibility. Each Eligible Director is entitled to receive awards under the Outside Directors Plan. As of the date of this Proxy Statement, three (3) persons are eligible to participate in the Outside Directors Plan. If additional Eligible Directors are added to the Company's Board of Directors, they will be eligible to participate in the Outside Directors Plan.

Grant of Options. The Outside Directors Plan provides for the automatic grant by the Company to each Eligible Director an option to purchase 15,000 shares of Common Stock on the date the Eligible Director is initially elected to the Board of Directors. Further, the Company shall grant to each Eligible Director an option to acquire an additional 5,000 shares of Common Stock on an annual basis thereafter. As of the date of this Proxy Statement, options covering 160,000 shares of Common Stock have been granted under the Outside Directors Plan. The options granted, and to be granted, under the Outside Directors Plan are Non-qualified stock options, i.e., they do not satisfy the requirements to be "incentive stock options" under Section 422 of the Internal Revenue Code, as amended (the "Code"). The Outside Directors Plan provides that each option granted shall be granted as follows:

       a. Exercise Price. The exercise price of options granted under the Outside Directors Plan will be the "Fair Market Value" of the shares of Common Stock subject to the option on the date the option is granted. Common Stock purchased upon the exercise of an option granted under the Outside Directors Plan must be paid in cash in full at the time of exercise and must be exercised for not less than one thousand (1,000) shares of Common Stock unless the remaining shares that are exercisable are less than one thousand (1,000) shares.

       b. Terms of Options. No option shall be exercisable until after the expiration of six (6) months from the date the option was granted and no option shall be exercisable after the expiration of ten (10) years from the date the option is granted.

Grant of Stock Awards. The Outside Directors Plan, as amended, presently provides that an Eligible Director may elect to receive either sixty-five percent (65%) of the Director Fee in Common Stock with the balance paid in cash, or one hundred percent (100%) of the
Director Fee in Common Stock.   The number of shares of Common
Stock issuable to the Eligible Directors shall be determined by valuing the Common Stock at seventy-five percent (75%) of its Fair Market Value on the business day immediately preceding the date that the Director Fee is due. No shares of Common Stock received in lieu of Director Fees may be transferred by an Eligible Director until after the expiration of six (6) months from the date the shares are issued. To date, 70,493 shares of Common Stock have been issued under the Outside Directors Plan in payment of Directors Fees, and the aggregate cash amount of Directors Fees paid in 1997 was $13,353, as further discussed in "Compensation of Directors".

Amount or Termination. The Board of Directors may amend or modify the Outside Directors Plan at any time (except as otherwise provided in the Outside Directors Plan). No options may be granted and no Stock Awards may be issued under the Outside Directors Plan more than ten (10) years after the Outside Directors Plan was adopted.

Adjustments. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock for which options may be granted or Stock Awards may be issued and the number of shares of Common Stock subject to options previously granted shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a merger, consolidation, reorganization, recapitalization, reclassification, combination of shares, stock split or stock dividend. Such adjustments shall be made solely by the Board of Directors.

Fair Market Value. As provided in the Outside Directors Plan, the "Fair Market Value" generally means the closing sales price, or the mean between the closing high "bid" or low "asked" prices, of the Common Stock on the day on which such value is to be determined, as reported by the National Association of Securities Dealers Automated Quotation System or successor national quotation service.

Federal Tax Consequences. An Eligible Director will realize no taxable income at the time an option is granted under the Outside Directors Plan. Ordinary income will generally be realized by the Eligible Director at the time of his exercise of an option. The amount of income will be equal to the amount by which the fair market value of the shares on the date of exercise exceeds the exercise price for such shares. When an Eligible Director disposes of shares of Common Stock acquired upon the exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as long or short-term capital gain, depending upon the holding period of the shares, and if the amount received is less than the fair market value of the shares on the date of exercise, the loss will be treated as long or short-term capital loss depending upon the holding period of the shares.

The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the Eligible
Director is considered to have realized ordinary income on the exercise of an option.

The Fair Market Value of the shares of Common Stock issued to an Eligible Director pursuant to a Stock Award will generally be includible as ordinary income in the Eligible Director's gross income for the Eligible Director's taxable year in which the shares of Common Stock are issued. In addition, the value of a Stock Award will constitute earnings from self-employment in respect of which an Eligible Director will be required to make FICA and/or

                             21
Medicare contributions. The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the Eligible Director is considered to have realized ordinary income. When an Eligible Director disposes of shares of Common Stock acquired pursuant to a Stock Award, generally any amount received in excess of the Fair Market Value of such shares on the date of the Stock Award will be treated as long or short-term capital gain, depending on the holding period of the shares, and if the amount received is less than the Fair Market Value of the shares on the date of the Stock Award, the loss will be treated as long or short-term loss depending on the holding period of the shares.

The above-described tax consequences are based upon present federal income tax laws, and thus, are subject to change when such laws change.

Although the affirmative vote of the Common Stock present in person or represented by proxy at the Meeting is not required for the adoption of the Fourth Amendment to the 1992 Outside Directors Stock Option and Incentive Plan, the Board of Directors of the Company has determined that, as a result of there being three of the four Directors as outside, interested parties, the Fourth Amendment will not be adopted unless such is approved by a majority of the shares of Common Stock present, or represented by proxy, and entitled to vote at the Meeting.

   THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE
STOCKHOLDERS VOTE "FOR" THE FOURTH AMENDMENT TO THE 1992 OUTSIDE
           DIRECTORS STOCK OPTION AND INCENTIVE PLAN.

STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING OF STOCKHOLDERS

Any stockholder who wishes to present a proposal for consideration at the annual meeting of stockholders to be held in 1999 must submit such proposal in accordance with the rules promulgated by the Securities and Exchange Commission. In order for a proposal to be included in the Company's proxy materials relating to the 1999 Annual Meeting of Stockholders, the stockholder must submit such proposal in writing to the Company so that it is received not later than December 21, 1998. Such proposals should be addressed to Richard T. Kelecy, Perma-Fix Environmental Services, Inc., 1940 N.W. 67th Place, Gainesville, Florida 32653.

                         OTHER MATTERS

                         Other Business

The Board of Directors has no knowledge of any business to be presented for consideration at the Meeting other than as described above. Should any such matters properly come before the Meeting or any adjournment thereof, the persons named in the enclosed Proxy Card will have discretionary authority to vote such proxy in accordance with their best judgement on such matters and with respect to matters incident to the conduct of the Meeting.

Additional copies of the Annual Report and the Notice of Annual
Meeting of Stockholders, Proxy Statement and accompanying Proxy
Card may be obtained from the Company.

In order to assure the presence of the necessary quorum at the Meeting, please sign and mail the enclosed Proxy Card promptly in the envelope provided. No postage is required if mailed within the United States. The signing of the Proxy Card will not prevent your attending the Meeting and voting in person, should you so desire.

                            22
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
Annual Report on Form 10-K

The Company will provide, without charge, to each stockholder solicited to vote at the Meeting, on the written request of the stockholder, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1997, including the financial statements and schedules, as filed with the Securities and Exchange Commission. Each written request must set forth a good faith representation that, as of the record date, the person making the request was a beneficial owner of the Company's Common Stock entitled to vote at the Meeting. Stockholders should direct the written request to the Company to the Chief Financial Officer, 1940 N.W. 67th Place, Suite A, Gainesville, Florida 32653.


                                Order of the Board of Directors

                                Richard T. Kelecy
                                Secretary
                                Gainesville, Florida
                                April 20, 1998

                           EXHIBIT "A"

                       FOURTH AMENDMENT TO
      1992 OUTSIDE DIRECTORS STOCK OPTION AND INCENTIVE PLAN



  THIS FOURTH AMENDMENT TO THE PERMA-FIX ENVIRONMENTAL SERVICES, INC. OUTSIDE DIRECTORS STOCK OPTION AND INCENTIVE PLAN (the "Fourth Amendment") was approved by the Board of Directors (the "Board") of Perma-Fix Environmental Services, Inc. (the "Company") on March 12, 1998.

  WHEREAS, Article VII of the 1992 Outside Directors Stock Option and Incentive Plan, as amended (the "Plan"), provides that the Board may at any time, and from time to time and, in any respect amend or modify the Plan;

  WHEREAS, as of December 31, 1997, options to purchase up to one hundred sixty thousand (160,000) shares of Common Stock of the two hundred fifty thousand (250,000) shares of Common Stock which may be issued under the Plan have been granted to eligible Directors, and 70,493 shares of Common Stock have been issued in payment of Directors Fees, pursuant to the terms of the plan;

  WHEREAS, in order to continue to attract and retain qualified members of the Board who are not employees of the Company, the Board is of the opinion that it is necessary that the maximum number of shares of Common Stock that may be issued under the Plan be increased from two hundred fifty thousand (250,000) shares to five hundred thousand (500,000) shares (subject to adjustment as provided in the Plan); and,

  NOW, THEREFORE, the following amendments to the plan are unanimously adopted by the Board, subject to the approval of the stockholders of the Company:

  (a) Section 4.1 of the Plan is hereby amended by (i) deleting the number "250,000" from the first full sentence contained therein and substituting in lieu thereof the number "500,000."

  The Plan, as previously amended, is amended and modified only to the extent specifically amended or modified by this Fourth Amendment to the 1992 Outside Directors Stock Option and Incentive Plan, and none of the other terms, conditions or provisions of the Plan, as previously amended, is amended or modified by this Fourth Amendment to the 1992 Outside Directors Stock Option and Incentive Plan.